SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                     -----------------------

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date  of Report (Date of earliest event reported):  December  23,
2005

              PATRIOT TRANSPORTATION HOLDING, INC.
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     (Exact name of registrant as specified in its charter)

        FLORIDA               0-17554            59-2924957
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    (State or other         (Commission       (I.R.S. Employer
      jurisdiction         File Number)      Identification No.)
   of incorporation)

1801 Art Museum Drive                               32207
Jacksonville, Florida
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(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (904) 396-5733

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  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[   ]  Written  communications pursuant to  Rule  425  under  the
Securities Act (17 CRF 230.425)

[   ]  Soliciting  material pursuant to  Rule  14a-12  under  the
Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule  14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))



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[   ]   Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

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                   CURRENT REPORT ON FORM 8-K

              PATRIOT TRANSPORTATION HOLDING, INC.

                        December 23, 2005


Preliminary Note: All references in this Form 8-K to "we," "us,"
"our" or "the Company" refer to Patriot Transportation Holding,
Inc.

ITEM  2.02.  DISCLOSURE  OF RESULTS OF OPERATIONS  AND  FINANCIAL
CONDITION.

      On December 23, 2005, Patriot Transportation Holdings, Inc. (the "Company") issued a press release regarding a revision of its reported earnings for the fourth quarter of fiscal 2005 and for the year ending September 30, 2005 and a restatement of certain financial statements for certain prior periods. A copy of the press release is furnished as Exhibit 99.1.

     The information in this report (including the exhibit) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM   4.02.   NON-RELIANCE  ON  PREVIOUSLY  ISSUED  FINANCIAL
STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

      On December 22, 2005, the Audit Committee of the Board of Directors of the Company concluded that the Company will restate its consolidated statements of income, shareholders' equity and cash flows for the year ended September 30, 2003. For the year ended September 30, 2004, the Company will restate its consolidated statement of shareholder's equity, and its consolidated balance sheet as of September 30, 2004. There were no differences related to corrections reported in the consolidated statements of income or cash flows for the year ended September 30, 2004. The Company will also restate its quarterly results of operations for fiscal 2005. As a result of the restatement, these financial statements should no longer be relied upon.

      The restatement results from the Company's determination that the Company's real estate lease accounting practices were not consistent with generally accepted accounting principles. Historically, the Company has recognized rental revenue on a cash basis for real estate leases with a scheduled annual rent increases of 3.5% or less. Based on a re-examination of the applicable accounting literature, the Company has determined that the proper accounting practice


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is to recognize rental revenue on a straight line basis over the contractual term of the lease. In this regard, our management reviewed and analyzed SFAS No. 13, Accounting for Leases, FASB Technical Bulletin No. 88-1, Issues Relating to Accounting for Leases, and FASB Technical Bulletin 85-3, Accounting for Operating Leases With Scheduled Rent Increases.

     Although the Company does not believe this error resulted in a material misstatement of the Company's consolidated financial statements for any annual or interim period previously reported, the effects of correcting the cumulative error in the fourth quarter of fiscal 2005 would have been material to that period. In this regard, our management reviewed and analyzed the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 99, Materiality, Accounting Principles Board Opinion No. 28, Interim Financial Reporting paragraph 29 and SAB Topic 5-F, Accounting Changes Not Retroactively Applied Due to Immateriality. The adjustment has no impact on the Company's net cash flows from operating activities or loan compliance. The restatement is expected to result in an immaterial increase in earnings before income taxes, net earnings and earnings per share in each of the periods as well as certain balance sheet adjustments. The full effects of the annual and quarterly adjustments will be reflected in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

      The Company's management and Audit Committee have discussed the matters disclosed in this Form 8-K with the Company's independent registered public accounting firm. The Company's press release dated December 23, 2005 concerning these matters is being furnished as Exhibit 99.1.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     99.1 Press Release dated December 23, 2005.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be
signed   on   its  behalf  by  the  undersigned  thereunto   duly
authorized.

                             PATRIOT  TRANSPORTATION  HOLDING, INC.


Date: December 27, 2005      By:  /s/ Ray M. Van Landingham
                            --------------------------------------
                              Ray M. Van Landingham
                              Vice   President,   Finance   and
                              Administration and Chief Financial
                              Officer

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